UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15 (d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 12, 2016

The Williams Companies, Inc.

(Exact name of registrant as specified in its charter)

Delaware	1-4174	73-0569878
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Williams Center, Tulsa, Oklahoma		74172
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (918) 573-2000

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 12, 2016, the Board of Directors of The Williams Companies, Inc. (the “Company”) appointed, effective immediately, two new independent directors to the Board: Charles I. (Casey) Cogut and Michael A. Creel.

There are no arrangements or understandings between either of Messrs. Cogut and Creel and any other person in connection with their respective appointments to the Board. There are no transactions between either of Messrs. Cogut and Creel and the Company, or any of its subsidiaries, that are reportable under Item 404(a) of Regulation S-K. At the time of this Report, the Board had not yet determined on which committees Messrs. Cogut and Creel will serve.

As non-employee directors, each of Messrs. Cogut and Creel will participate in the Company’s non-employee director compensation arrangements. Under the terms of those arrangements, they will each receive:

•	$110,000 annual retainer paid in quarterly cash payments.

•	$140,000 annual equity retainer in the form of restricted stock units which will vest after one year pursuant to The Williams Companies, Inc. Amended and Restated 2007 Incentive Plan and are subject to 60% retention until the director meets the five times annual retainer stock ownership guidelines as approved by the Compensation Committee.

The Company pays dividend equivalents on annual non-employee director equity grants. Non-employee directors have the option to defer their annual equity grants until retirement. If the director elects not to defer, shares will be distributed at the scheduled vesting date and dividends will be paid in the form of cash. If the director elects to defer vested shares until retirement, the dividends will be reinvested until such date.

As Messrs. Cogut and Creel are non-management directors who were appointed on or after August 1 but prior to the next annual meeting, each will earn compensation on a pro-rata basis. The equity award will be issued the first day of the month following appointment and the cash retainer(s) will be paid during the remaining quarterly payment dates or at the time of the next annual meeting date if no quarterly payment dates remain.

Non-employee directors are also reimbursed for certain expenses including those incurred in attending Board, committee and stockholder meetings. In addition, the Company pays premiums on directors’ and officers’ liability insurance policies.

The Company issued a press release, dated December 13, 2016, announcing the appointment of Messrs. Cogut and Creel to the Board, which press release is attached to this report as Exhibit 99.1.

Item 8.01	Other Events.

A copy of the press release attached as Exhibit 99.1 to this Current Report on Form 8-K is incorporated by reference herein.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

99.1	Press release of the Company dated December 13, 2016.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE WILLIAMS COMPANIES, INC.

By:	/s/ Joshua H. De Rienzis
Name:	Joshua H. De Rienzis
Title:	Corporate Secretary

DATED: December 14, 2016

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press release of the Company dated December 13, 2016.